Exhibit 10.2

FRONTIER TOPCO PARTNERSHIP, L.P.

2019 CLASS B UNIT INCENTIVE PLAN

1.    Purpose. The purpose of the Frontier TopCo Partnership, L.P. 2019 Class B Unit Incentive Plan is to provide a means through which the Partnership and other members of the Partnership Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants, and advisors of the Partnership and other members of the Partnership Group can acquire and maintain an equity interest in the Partnership, or be paid incentive compensation measured by reference to the value of equity interests in the Partnership, thereby strengthening their commitment to the welfare of the Partnership Group and aligning their interests with those of the Partnership’s equityholders.

2.    Definitions. Capitalized terms used herein are defined on Appendix A, attached hereto, or to the extent not defined therein, will have the meanings given them in the Partnership Agreement.

3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.    Administration.

(a)    The Board shall administer the Plan. Subject to the provisions of the Plan and applicable law, the Board shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Board by the Plan, to: (i) designate Participants, based on the recommendations of the Chief Executive Officer; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Class B Units or Phantom Units to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards, based on the recommendations of the Chief Executive Officer; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Class B Units, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Class B Units, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Board; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Board shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(b)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Partnership are listed or traded, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Board at any time. Without limiting the generality of the foregoing, the Board may delegate to one or more officers of any member of the Partnership Group the authority to act on behalf of the Board with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Board herein, and which may be so delegated as a matter of law.

(c)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, any member of the Partnership Group, any Participant, any holder or beneficiary of any Award, and any unitholder of the Partnership.

(d)    No member of the Board or any employee or agent of any member of the Partnership Group delegated authority under Section 4(b) hereof (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Partnership against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Partnership’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Partnership shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Partnership shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Partnership gives notice of its intent to assume the defense, the Partnership shall have sole control over such defense with counsel of the Partnership’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Partnership Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Person may be entitled under the organizational documents of any member of the Partnership Group, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Partnership may have to indemnify such Indemnifiable Person or hold such Indemnifiable Person harmless.

5.    Grant of Awards; Units Subject to the Plan; Limitations.

(a)    The Board may, from time to time, grant Awards to one or more Eligible Persons.

(b)    Subject to Section 7 of the Plan, 61,098.40391 Class B Units (the “Plan Unit Reserve”) shall be available for grants of Awards under the Plan. Each Award granted under the Plan will reduce the Plan Unit Reserve, and to the extent that a Phantom Unit is granted under the Plan by reference to any Class B Units, each such Phantom Unit shall count against the Plan Unit Reserve on a one-for-one basis.

(c)    To the extent that an Award expires or is canceled, forfeited, terminated, or otherwise is settled without delivery to the Participant of the full number of Class B Units (or value related thereto) to which the Award related, the undelivered Class B Units shall be returned to the Plan Unit Reserve for future grant under the Plan. For the avoidance of doubt, Class B Units that convert to Class C Units as a result of the Class C Unit Exchange shall not be returned to the Plan Unit Reserve.

6.    Award Provisions. Each grant of Awards will be evidenced by an Award Agreement, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of an Award Agreement need not be identical, but each Award Agreement shall include (through incorporation of provisions hereof by reference in such Award Agreement or otherwise) the substance of the each of the following provisions:

(a)    Each Award Agreement shall specify the type of Award and the number, subclass (if applicable) and Distribution Threshold(s) of Class B Units to which it pertains, and if such Class B Unit is designated as a Catch-Up Unit.

(b)    Each Award Agreement shall specify the terms and vesting conditions, if any, with respect to the Award.

(c)    Each Award Agreement for Class B Units shall require the Participant to execute a joinder agreement agreeing to be bound by the terms of the Partnership Agreement, to the extent such Participant is not already a direct signatory to the Partnership Agreement or otherwise bound by a joinder agreement.

7.    Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:

(a)    In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, Unit split, reverse Unit split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, or other similar transaction or event that affects the Units (including a Change of Control), or (ii) any unusual or nonrecurring events affecting the Partnership, including changes in applicable laws, rules or regulations, extraordinary sale or repurchase transactions, or the dissolution or liquidation of the Partnership, that the Board determines, in its reasonable discretion, warrants adjustment in order to maintain or satisfy the intended purpose of the Plan (any event in (i) or (ii), an “Adjustment Event”), the Board shall, in respect of any such Adjustment Event, make such an equitable substitution or adjustment to any or all of: (A) the Plan Unit Reserve, (B) the number of Class B Units or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award, including, without limitation, the number of Class B Units or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate and the Distribution Threshold(s) applicable to such Awards. Any adjustment under this Section 7 shall be conclusive and binding for all purposes.

(b)    Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event that is a Change of Control, the Board may, in its sole discretion, provide for any one or more of the following:

(i)    substitution or assumption of Awards, acceleration of the vesting of, or lapse of restrictions on, Awards;

(ii)    cancellation of any one or more outstanding Awards and causing to be paid to the holders of such Awards as of such cancellation the value of such Awards, if any, as determined by the Board; and

(iii)    conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award at the time of such conversion or replacement, if any, as determined by the Board, that is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clauses (ii) or (iii) above shall be made in cash or, in the sole discretion of the Board, in the form of such other consideration (whether in property, cash, or securities, or any combination thereof), as received by holders of Class A-2 Units.

(c)    Prior to any payment or adjustment contemplated under this Section 7, the Board may require a Participant to: (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other unitholders, and (iii) deliver customary transfer documentation as reasonably determined by the Board.

(d)    Any adjustment provided under this Section 7 may provide for the elimination of any fractional units that might otherwise become subject to an Award.

8.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant or holder.

(b)    Amendment of Award Agreements. The Board may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided that, other than pursuant to Section 7 any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

9.    General.

(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability, or Termination of a Participant or of such other events as may be determined by the Board. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Board (including, without limitation, a Board resolution, an employment agreement, a notice, a certificate, or a letter) evidencing the Award. The Board need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Partnership.

(b)    Transferability. Any Class B Units received by a Participant in connection with any Award granted under this Plan (or any Class C Units received in a Class C Unit Exchange, if applicable) shall not be subject to a Transfer without complying with the terms, provisions and conditions of the Partnership Agreement. Any Transfer or attempted Transfer not in compliance with the Partnership Agreement shall be null, void and of no effect, and shall not be effected upon the records of the Partnership. Phantom Units shall not be subject to Transfer other than pursuant to the laws of descent or distribution, and any Transfer or attempted Transfer of Phantom Units shall be null, void and of no effect, and shall not be effected upon the records of the Partnership.

(c)    Tax Withholding. As a condition to the grant of any Award, the Partnership may require that a Participant satisfy, through a cash payment by the Participant, or in the discretion of the Partnership, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Partnership, the amount of all federal, state, and local income and other applicable taxes of any kind required or permitted to be withheld in connection with such Award.

(d)    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Partnership and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and securities offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(e)    No Claim to Awards; No Rights to Continued Employment or Services; Waiver. No employee of the Partnership or any other member of the Partnership Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any member of the Partnership Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Partnership Group, as applicable, may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Partnership and its Affiliates and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.

(f)    International Participants. With respect to Participants who are citizens of a country other than the United States or work outside of the United States of America, the Board may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of applicable law or to obtain more favorable tax or other treatment for a Participant, the Partnership, or any other member of the Partnership Group.

(g)    Designation and Change of Beneficiary. Each Participant may file with the Partnership a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Partnership. The last such designation received by the Partnership shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Partnership prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(h)    Termination.

(i)    Except as otherwise provided in an Award Agreement, unless determined otherwise by the Board at any point following such event: (A) neither a temporary absence from employment or services due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or services with one Service Recipient to employment or services with another Service Recipient (or vice-versa) shall be considered a Termination; and (B) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Partnership Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Board, in the event that any Service Recipient ceases to be a member of the Partnership Group (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or services is or are transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(ii)    For purposes of the Plan, no period of notice of Termination, if any, or payment in lieu of notice that is given or ought to have been given, pursuant to any employment or similar agreement between the Participant and the Service Recipient in effect at the time of such Termination or applicable law, that follows or is in respect of a period after the last date of a Participant’s actual and active employment with the Service Recipient will be considered as extending the Participant’s period of employment for purposes of determining the date of Termination.

(i)    Government and Other Regulations.

(i)    The obligation of the Partnership to settle Awards in Class B Units or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Partnership shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Class B Units pursuant to an Award unless such units have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Partnership has received an opinion of counsel (if the Partnership has requested such an opinion), satisfactory to the Partnership, that such units may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Partnership shall be under no obligation to register for sale under the Securities Act any of the Class B Units to be offered or sold under the Plan. The Board shall have the authority to provide that all Class B Units or other securities of any member of the Partnership Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Partnership may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, or inter-dealer quotation system on which the securities of the Partnership are listed or quoted and any other applicable Federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, the Partnership may cause a legend or legends to be put on certificates representing Class B Units or other securities of any member of the Partnership Group issued under the Plan to make appropriate reference to such restrictions or may cause such Class B Units or other securities of any member of the Partnership Group issued under the Plan in book-entry form to be held subject to the Partnership’s instructions or subject to appropriate stop transfer orders. Notwithstanding any provision in the Plan to the contrary, the Board reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Board in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)    The Board may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Partnership’s issuance of Class B Units to the Participant and/or the Participant’s acquisition of Class B Units from the Partnership, illegal, impracticable, or inadvisable. If the Board determines to cancel all or any portion of an Award in accordance with the foregoing, the Partnership shall, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Award.

(j)    Payments to Persons Other Than Participants. If the Partnership shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Board so directs the Partnership, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other person deemed by the Partnership to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the Partnership therefor.

(k)    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Partnership Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Partnership, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Partnership be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Partnership, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(m)    Reliance on Reports. Each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Partnership Group and/or any other information furnished in connection with the Plan by any agent of the Partnership or the Board.

(n)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Partnership except as otherwise specifically provided in such other plan or as required by applicable law.

(o)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S OR HOLDER’S, AS APPLICABLE, RIGHTS OR OBLIGATIONS HEREUNDER.

(p)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)    Obligations Binding on Successors. The obligations of the Partnership under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Partnership, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Partnership.

(r)    409A of the Code.

(i)    Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Partnership Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6)-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    Unless otherwise provided by the Board in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(s)    Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time, and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Partnership.

(t)    Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Partnership Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

APPENDIX A

Definitions

(a)    “Award” means any Class B Units or Phantom Units granted under the Plan.

(b)    “Award Agreement” means the document or documents by which each Award is evidenced.

(c)    “Board” means the GP Board.

(d)    “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), the Participant’s: (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or services with the Service Recipient, which results, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Partnership Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony or (II) any other crime that results, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Partnership Group; (D) material violation of the written policies of the Service Recipient, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the Service Recipient or any other member of the Partnership Group; (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or services to the Service Recipient; or (G) breach of any restrictive covenants applicable to the Participant as a result of any agreement with any member of the Partnership Group; provided, that in any case, a Participant’s resignation after an event that would be grounds for a Termination for Cause will be treated as a Termination for Cause.

(e)    “Chief Executive Officer” means the Chief Executive Officer of Kodiak Gas Services, LLC, the primary operating subsidiary of the Partnership Group.

(f)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(g)    “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of such Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or any other member of the Partnership Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any question as to the existence, extent, or potentiality of Participant’s Disability upon which a Participant and the Service recipient cannot agree shall be determined by a qualified, independent physician mutually selected by the Service Recipient and the Participant (or Participant’s representative).

Appendix A

(h)    “Effective Date” means February 8, 2019.

(i)    “Eligible Person” means any: (i) individual employed by any member of the Partnership Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Partnership Group; or (iii) consultant, advisor or other service provided to any member of the Partnership Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

(j)    “Participant” means an Eligible Person who has been selected by the Board to participate in the Plan and to receive an Award pursuant to the Plan.

(k)    “Partnership” means Frontier TopCo Partnership, L.P., a Delaware limited partnership, and any successor thereto.

(l)    “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of February 8, 2019, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

(m)    “Partnership Group” means, collectively, the Partnership and any of its direct and indirect subsidiaries.

(n)    “Plan” means this Frontier TopCo Partnership, L.P. 2019 Class B Unit Incentive Plan, as amended and/or restated from time to time.

(o)    “Plan Unit Reserve” has the meaning given to such term in Section 5(b) of the Plan.

(p)    “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Partnership Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(q)    “Termination” means the termination of a Participant’s employment or services, as applicable, with the Service Recipient for any reason.

Appendix A